UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 7, 2007

Quest Software, Inc.

(Exact name of registrant as specified in its charter)

California	000-26937	33-0231678
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Polaris Way, Aliso Viejo, California	92656
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 754-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 7, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of Quest approved 2006 discretionary cash bonuses in the amount of $180,919, $180,919 and $90,459 to be paid to Vincent C. Smith, Chairman of the Board and Chief Executive Officer; Douglas F. Garn, President; and Michael J. Lambert, Senior Vice President, Chief Financial Officer, respectively. In determining the amount of the bonuses to be paid, the Committee considered Quest’s preliminary total revenue and operating income in 2006.

The Committee also reviewed the discretionary bonus paid to Anthony Foley, Senior Vice President, Worldwide Sales, on January 31, 2007 in the amount of $95,000 pursuant to Mr. Foley’s sales incentive compensation plan. Factors considered by Quest in determining the amount of the bonus to be paid to Mr. Foley included Mr. Foley’s leadership, budget management and execution of Quest’s sales strategy in 2006. Although the amount of Mr. Foley’s bonus is stated in US dollars, his compensation is denominated and paid in British pounds.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST SOFTWARE, INC.
Date: March 13, 2007
	By:	/s/ J. MICHAEL VAUGHN
J. Michael Vaughn
Vice President, General Counsel